                                                                    Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Pioneer Step Holdings Limited
Chau Hoi Shuen Solina Holly

Address of Joint Filers:

c/o 29th Floor, Harbour Centre
25 Harbour Road
Wanchai, Hong Kong

Designated Filer:

Pioneer Step Holdings Limited

Issuer and Ticker Symbol:

ChromaDex Corporation [CDXC]

Date of Event:

May 24, 2017

Signatures of Joint Filers:

Pioneer Step Holdings Limited

  By: /s/ Ng Ngar Bun Raymond
      -----------------------
      Attorney-in-Fact

Chau Hoi Shuen Solina Holly

  By: /s/ Ng Ngar Bun Raymond
      -----------------------
      Attorney-in-Fact